United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported):
May 8, 2026
Fidelity National Financial, Inc.
(Exact name of Registrant as Specified in its Charter)
001-32630
(Commission File Number)

Nevada	16-1725106
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)
601 Riverside Avenue
Jacksonville, Florida 32204
(Addresses of Principal Executive Offices)
(904) 854-8100
(Registrant's Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value	FNF	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 8, 2026 (the “Effective Date”), the Company entered into a First Amended and Restated Employment Agreement (the “A&R Employment Agreement”) with Michael J. Nolan. The A&R Employment Agreement has a three-year term, with a provision for automatic annual extensions beginning on the first anniversary of the effective date and continuing thereafter unless either party provides timely notice that the term should not be extended. Pursuant to the terms of Mr. Nolan's A&R Employment Agreement, he shall serve as our Chief Executive Officer and, consistent with Mr. Nolan’s current compensation arrangements, his annual base salary is set at $1,100,000 and his annual incentive target is set at 200% of his annual base salary, with amounts payable depending on performance relative to targeted results. The A&R Employment Agreement also provides that Mr. Nolan is eligible to participate in the Company’s equity incentive plans during the term of the agreement and is entitled to receive, on the later of the Effective Date or the second business day following the expiration of any trading blackout, a restricted stock award with a grant date value of $2,000,000 (the “Retention Award”). The number of shares subject to the Retention Award will be equal to $2,000,000, divided by the closing price of the Company’s common stock on the New York Stock Exchange on the grant date, rounded up to the nearest whole share. One-third of the shares subject to the Retention Award will vest on each of the first three anniversaries of the grant date, subject to Mr. Nolan’s continued employment with the Company. The A&R Employment Agreement is otherwise generally consistent with the terms and conditions of Mr. Nolan’s prior employment agreement with the Company.

In determining to enter into the A&R Employment Agreement and to grant the Retention Award, the compensation committee considered Mr. Nolan’s skills, qualifications and individual performance, and the Company’s strong performance during his tenure as Chief Executive Officer.

The foregoing description of the A&R Employment Agreement is not complete and is qualified in its entirety by the full text of the A&R Employment Agreement, which is attached hereto as Exhibit 10.1 and is incorporated by reference into this Item 5.02

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
10.1	Employment Agreement between the Company and Michael J. Nolan dated May 8, 2026.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIDELITY NATIONAL FINANCIAL, INC.
Date:	May 12, 2026	By:	/s/ Michael L. Gravelle
			Name:	Michael L. Gravelle
			Title:	Executive Vice President, General Counsel and Corporate Secretary